Exhibit 4.1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

TRANSFERS OF THIS SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE ARTICLES SUPPLEMENTARY AND DECLARATION REFERRED TO BELOW.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRANSFER AGENT AND REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT AND REGISTRAR AND TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER FOR THE PURPOSE OF THE COMPANY’S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY SUCCESSOR STATUTE (THE “CODE”).  NO PERSON SHALL BENEFICIALLY OWN SERIES D FLEXIBLE CUMULATIVE REDEEMABLE PREFERRED SHARES (“SERIES D PREFERRED SHARES”) WHICH, TAKING IN ACCOUNT ANY SHARES OF BENEFICIAL INTEREST OF THE COMPANY OF ANY OTHER CLASS OR SERIES BENEFICIALLY OWNED BY SUCH PERSON, WOULD CAUSE SUCH PERSON TO BENEFICIALLY OWN, IN THE AGGREGATE, IN EXCESS OF 9.8%, IN NUMBER OF SHARES OR VALUE, OF THE OUTSTANDING SHARES OF BENEFICIAL INTEREST OF THE COMPANY UNLESS THE BOARD OF TRUSTEES, BY SPECIFIC FURTHER ACTION, DETERMINES, IN ITS SOLE DISCRETION AND UPON SUCH CONDITIONS AS IT MAY IMPOSE, THAT SUCH LIMITATIONS WILL NOT APPLY TO SUCH PERSON.  IN ADDITION, NO PERSON SHALL BENEFICIALLY OWN SERIES D PREFERRED SHARES WHICH, TAKING INTO ACCOUNT ANY SHARES OF BENEFICIAL INTEREST OF THE COMPANY OF ANY OTHER CLASS OR SERIES BENEFICIALLY OWNED BY SUCH PERSON, WOULD RESULT IN THE COMPANY BEING “CLOSELY HELD” WITHIN THE MEANING OF CODE, OR OTHERWISE CAUSE THE COMPANY TO FAIL TO QUALIFY AS A REAL ESTATE INVESTMENT TRUST UNDER THE CODE.  IF AT ANY TIME THERE IS A PURPORTED TRANSFER OR OTHER CHANGE IN THE CAPITAL STRUCTURE OF THE COMPANY SUCH THAT ANY PERSON WOULD BENEFICIALLY OWN SERIES D PREFERRED SHARES, TOGETHER WITH SHARES OF BENEFICIAL INTEREST OF THE COMPANY OF ANY OTHER CLASS OR SERIES, IN VIOLATION OF THE CONDITIONS SET FORTH IN THESE TRANSFER RESTRICTIONS, THEN ANY SUCH PURPORTED TRANSFER SHALL BE VOID AB INITIO AND SUCH SHARES OF BENEFICIAL INTEREST RESULTING IN THE VIOLATION OF THE CONDITIONS SET FORTH IN THESE TRANSFER RESTRICTIONS SHALL CONSTITUTE EXCESS SHARES AND BE TREATED AS PROVIDED IN ARTICLE IV OF THE COMPANY’S DECLARATION OF TRUST.  FURTHERMORE, THE SERIES D PREFERRED SHARES MAY NOT BE PURCHASED OR HELD BY EMPLOYEE BENEFIT PLANS THAT ARE SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, PLANS, INDIVIDUAL RETIREMENT ACCOUNTS AND OTHER ARRANGEMENTS THAT ARE SUBJECT TO SECTION 4975 OF THE CODE OR ENTITIES WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF SUCH EMPLOYEE BENEFIT PLANS, PLANS, ACCOUNTS OR ARRANGEMENTS (EACH, A “PLAN”).  THE SALE, TRANSFER OR DISPOSITION OF THE SERIES D PREFERRED SHARES TO A PLAN IS PROHIBITED, AND ANY SUCH SALE, TRANSFER OR DISPOSITION TO A PLAN SHALL BE VOID AB INITIO.  ALL ITALICIZED TERMS

IN THIS LEGEND HAVE THE MEANINGS DEFINED IN THE COMPANY’S DECLARATION OF TRUST, A COPY OF WHICH, INCLUDING RESTRICTIONS ON TRANSFER, WILL BE SENT WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS.

Number: PD-1	100,000 Shares
CUSIP NO.: 151895 40 6
ISIN: US1518954060

SERIES D FLEXIBLE CUMULATIVE REDEEMABLE PREFERRED SHARES
OF
CENTERPOINT PROPERTIES TRUST

CENTERPOINT PROPERTIES TRUST, a Maryland real estate investment trust (the “Company”), hereby certifies that CEDE & CO. (the “Holder”) is the registered owner of 100,000 fully paid and non-assessable Series D Flexible Cumulative Redeemable Preferred Shares, par value $0.001 per share, of the Company (the “Series D Preferred Shares”). The Series D Preferred Shares have an initial stated value of $1,000 per share. The Series D Preferred Shares are transferable on the books and records of the transfer agent and registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Series D Preferred Shares represented hereby shall in all respects be subject to the provisions of the Declaration of Trust of the Company, as the same may be amended from time to time in accordance with its terms (the “Declaration”), and the Articles Supplementary of the Company relating to the Series D Preferred Shares dated December __, 2004, as the same may be amended from time to time in accordance with its terms (the “Articles Supplementary”). Capitalized terms used herein but not defined shall have the respective meanings given them in the Articles Supplementary. The Company will provide a copy of the Declaration and the Articles Supplementary to the Holder without charge upon written request to the Company at its principal place of business.

Reference is hereby made to select provisions of the Series D Preferred Shares set forth on the reverse hereof, and to the Declaration and the Articles Supplementary, which select provisions and the Declaration and the Articles Supplementary shall for all purposes have the same effect as if set forth in this certificate.

Upon receipt of this certificate, the Holder is bound by the Declaration and the Articles Supplementary and is entitled to the benefits thereunder. Unless the Transfer Agent’s valid countersignature appears hereon, the Series D Preferred Shares evidenced hereby shall not be entitled to any benefit under the Declaration and the Articles Supplementary or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has executed this Series D Preferred Share certificate as of the date set forth below.

CENTERPOINT PROPERTIES TRUST
By: ________________________________
Name: Michael M. Mullen
Title: President, Chief Operating Officer, Trustee

By: ________________________________
Name: Paul S. Fisher
Title: Executive Vice President, Secretary, Chief Financial Officer

Dated: December __, 2004

COUNTERSIGNED AND REGISTERED

Equiserve Trust Company, N.A.
as Transfer Agent,

By: _______________________
Authorized Signatory

Dated: December __, 2004

CENTERPOINT PROPERTIES TRUST

SERIES D FLEXIBLE CUMULATIVE REDEEMABLE PREFERRED SHARES

Distributions on each Series D Preferred Share shall be payable in cash at the rate per annum set forth as provided in the Articles Supplementary.

The Series D Preferred Shares are not convertible into any other class or series of the Company’s Common Shares or any other securities of, or interest in, the Company. The Company will furnish to any shareholder, on request and without charge, a full statement of the information required by Section 2-211(b) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to (i) the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the shares of beneficial interest for each class or series which the Company has authority to issue, (ii) the differences in the relative rights and preferences between the shares of each class to the extent set, and (iii) the authority of the Board of Trustees of the Company to set such rights and preferences of subsequent class.  The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the declaration of trust of the Company, as may be amended from time to time, a copy of which will be sent without charge to each shareholder who so requests.  Such request must be made to the secretary of the Company at its principal office or to the transfer agent.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers the Series D Preferred Shares evidenced hereby to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoints:

agent to transfer the Series D Preferred Shares evidenced hereby on the books of the Transfer Agent and transfer agent and registrar. The agent may substitute another to act for him or her.

Date:

Signature:

(Sign exactly as your name appears on the other side of this Preferred Share Certificate)

Signature Guarantee:

* Signature must be guaranteed by an “eligible guarantor institution” (i.e., a bank, stockbroker, savings and loan association or credit union) meeting the requirements of the Transfer Agent and Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent and Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE A

SCHEDULE OF EXCHANGES FOR GLOBAL SECURITY

The initial number of Series D Preferred Shares represented by this Global Preferred Share shall be 100,000. The following exchanges of a part of this Global Preferred Share have been made:

Date of Exchange	Amount of decrease in number of Series D Preferred Shares represented by this Global Preferred Share	Amount of increase in number of Series D Preferred Shares represented by this Global Preferred Share	Number of Series D Preferred Shares represented by this Global Preferred Share following such decrease or increase	Signature of authorized officer of Transfer Agent and Registrar